Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3, File No. 333-177282) of Transamerica Advisors Life Insurance Company and in the related Prospectus of our report dated March 28, 2013, with respect to the financial statements of Transamerica Advisors Life Insurance Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Des Moines, IA

March 28, 2013